SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No. ___]
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DOUBLE EAGLE PETROLEUM CO.
(Name of Registrant as Specified in Its Charter)
Not Applicable

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DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 6, 2006
To our stockholders:
     The Annual Meeting of Stockholders of Double Eagle Petroleum Co., a Maryland corporation (the “Company”), will be held on June 6, 2006, at 1:30 P.M. (local time) at 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264, for the following purposes:
1.	To elect four directors to the Company’s Board of Directors;

2.	To ratify the selection of Hein & Associates LLP to serve as the Company’s certified independent accountants for the fiscal year ending December 31, 2006; and

3.	To transact any other business that properly may come before the Annual Meeting or any adjournment thereof.
     Only stockholders of record at the close of business on April 24, 2006 are entitled to notice of, and to vote at, the Annual Meeting.
     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.
     All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

/s/ Carol A. Osborne
Casper, Wyoming	Carol A. Osborne
April 28, 2006	Corporate Secretary
The form of proxy is enclosed. To assure that your shares will be voted at the meeting, please complete and sign the enclosed proxy and return it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT DOUBLE EAGLE PETROLEUM CO.
GENERAL INFORMATION
AVAILABLE INFORMATION
1. ELECTION OF DIRECTORS
2. PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS CERTIFIED INDEPENDENT ACCOUNTANTS
VOTING PROCEDURES
STOCKHOLDER PROPOSALS
OTHER BUSINESS

PROXY STATEMENT
DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330
ANNUAL MEETING OF STOCKHOLDERS
To be held June 6, 2006
GENERAL INFORMATION
     The enclosed proxy is solicited by and on behalf of the management of Double Eagle Petroleum Co. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 6, 2006, at 1:30 P.M., (local time), at 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264, and at any adjournment of the Annual Meeting. It is planned that this Proxy Statement and the accompanying proxy will be mailed to the Company’s stockholders on or about May 3, 2006.
     Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s corporate secretary, or by electing to vote in person at the Annual Meeting.
     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the four nominees for director whose names are set forth on the proxy card, and (2) in favor of ratification of Hein & Associates LLP as our certified independent accountants.
     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.
     All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock, with each share entitled to one vote. Only stockholders of record at the close of business on April 24, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On April 24, 2006, the Company had 8,628,604 shares outstanding. Cumulative voting is not permitted in the election of directors or otherwise.
     A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement requests authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.
     Our Annual Report to stockholders, including financial statements for the fiscal year ended December 31, 2005, is being mailed to stockholders with this proxy statement, but that Annual Report does not constitute part of the proxy soliciting material.
AVAILABLE INFORMATION
     Copies of the Annual Report are being sent to each stockholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our quarterly report on Form 10-Q for the quarter ended March 31, 2006 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on April 24, 2006. Any request for a copy of this report should be mailed to the Secretary, Double Eagle Petroleum Co, 777 Overland Trail, Casper, Wyoming. Stockholders may also receive copies of our reports filed with the SEC by accessing the SEC’s website at www.sec.gov.
1. ELECTION OF DIRECTORS
     At the Annual Meeting, the stockholders will elect four members of the Board of Directors of the Company. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. The affirmative vote of a majority of the shares represented at the Annual Meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management’s nominees for directors of the Company. Each of the nominees currently is a director of the Company.
     It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.
Required Vote; Board Recommendation
     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to elect each director.

     The Board of Directors unanimously recommends a vote for each of the nominees for election as directors.
     The following table sets forth, with respect to each nominee for director, the nominee’s age, his positions and offices with the Company, the expiration of his term as a director and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees for director, including stock ownership and compensation, see “—Executive Compensation”, “— Security Ownership Of Certain Beneficial Owners And Management” and “—Certain Relationships And Related Transactions.”

		Position with the	Expiration of Term
Name	Age	Company	of Director	Initial Date as Director
Stephen H. Hollis	55	Chairman of the Board, President and Chief Executive Officer	2006 Annual Meeting	1989

Roy G. Cohee	56	Director (1)	2006 Annual Meeting	2001

Sigmund Balaban	64	Director (1)	2006 Annual Meeting	2005

Richard Dole	60	Director (1)	2006 Annual Meeting	2005

(1)	Member of the Audit Committee and the Compensation Committee.
     Stephen H. Hollis has served as the President and Chief Executive Officer of the Company since January 1994 and previously served as a Vice-President of the Company from December 1989 through January 1994. Mr. Hollis has served as a Director of the Company since December 1989. Mr. Hollis has served as the Vice President of Hollis Oil & Gas Co., a small oil and gas company, of which he owns 51% beneficial interest, since January 1994 and served as the President of Hollis Oil & Gas Co. from June 1986 through January 1994. Mr. Hollis was a geologist for an affiliate of United Nuclear Corporation from 1974 to 1977 and a consulting geologist from 1977 to 1979. In 1979, Mr. Hollis joined Marathon Oil Company and held various positions until 1986, when he founded Hollis Oil & Gas Co. Mr. Hollis is a past President of the Wyoming Geological Association and past President of the Rocky Mountain Section of the AAPG. Mr. Hollis received a B.A. Degree in Geology from the University of Pennsylvania in 1972 and a Masters Degree in Geology from Bryn Mawr College in 1974.
     Roy G. Cohee has served as a Director of the Company since January 25, 2001. He has served as President of C & Y Transportation Co. since 1986. C & Y Transportation Co. started business in Casper, Wyoming in 1966 and is a privately held company focused on the transportation and storage of oil field equipment and supplies throughout the Western U.S. and Canada. Mr. Cohee has been with C & Y Transportation Co. since its beginning in 1966. Mr. Cohee was elected to his first term in the Wyoming House of Representatives in 1998 and is currently in his second term and sits on the House Highways and Transportation Committee and the House Revenue Committee.

     Sigmund Balaban served as Senior Vice President / Corporate Secretary, of Fujitsu General America, Inc. of Fairfield, New Jersey, from 2000 until July of 2001 when he retired. Prior to that time, Mr. Balaban was Vice President, Credit of Teknika Electronics beginning in 1986 and served as Senior Vice President and General Manager of Teknika Electronics beginning in 1992. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multiline manufacturer. Mr. Balaban has served as a director of ARC Wireless Solutions, Inc. (OTCBB: ARCS) since December 1994 and as chairman of its Audit Committee since July 2002.
     Richard Dole joined Petrosearch Corporation as a Director in July 2004, and assumed the positions of Chairman, President and CEO of the Company upon completion of the reorganization and merger of the Company into Petrosearch Energy Corporation effective in December 2004. Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. From 2000 through 2004, he was active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He also was co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole’s extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PriceWaterhouseCoopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC) from August 2003 until July 2004 when Westport was merged into Kerr McGee Corp, and served as a member of its audit committee and a designated financial expert.
Other Executive Officers
     We have four executive officers who are not named in the above table: David C. Milholm, D. Steven Degenfelder, C.K. Adams and Carol A. Osborne.
     David C. Milholm has served as our Vice President and Chief Financial Officer since May 1, 2003. Prior to joining the Company, Mr. Milholm served as a financial consultant to several energy companies between 2001 and 2003. From 1995 to 2001, Mr. Milholm served as Vice President, Chief Operating Officer and Chief Financial Officer of AlloSource, a Denver based biomedical company. Before that Mr. Milholm held Controller positions with Western Gas Resources, BWAB Inc. and Wintershall Oil and Gas Corp. Mr. Milholm began his career with PriceWaterhouseCoopers in Denver where he became a Certified Public Accountant. Mr. Milholm received his MBA from the University of Denver in 1973 and his BSBA in Accounting from Colorado State University in 1972.
     D. Steven Degenfelder has served as a Vice President of Land since February 1998. Mr. Degenfelder began his career in the oil and gas business as a roustabout in the oil fields of southeast New Mexico. After graduating from college, he held various land management positions with Marathon Oil Company from 1979 to 1981, Paintbrush Petroleum Corporation from 1981 to 1985 and Tyrex Oil Company from 1985 to 1995, where he served as Vice President and Director. Mr. Degenfelder served as Deputy Director of the Wyoming Office of State Lands and Investments

from 1995 to 1997. He currently serves on the Board of Directors of the Petroleum Association of Wyoming and is Chairman of the Natrona County Planning and Zoning Commission. He is a member of the American Association of Professional Landmen and is past President of the Wyoming Association of Professional Landmen. Mr. Degenfelder is a Certified Professional Landman and received his degree in Business Administration from Texas Tech University in 1979.
     C. K. (Keith) Adams began serving as Vice President of Engineering and Production in the Company’s Casper office in January 2005. Mr. Adams has over 40 years of experience in drilling, completion, producing facilities design, construction and management of oil and gas operations. Mr. Adams previously worked for Skelly Oil Company, Mobil Oil Corporation, LeClair Operating Company, and in 1971 through 1985 was a principal in McIlnay — Adams & Company, Inc. which he co-founded and co-owned. During the period 1985 through 2005, Mr. Adams founded and operated Hydrocarbon Engineers, a consulting engineering firm based in Casper, WY. From 1993 — 2005 Mr. Adams formed and operated Intermountain Production LLC, a small independent oil and gas producer. Mr. Adams is a Registered Professional Engineer in Wyoming and Colorado. He received his BS/Petroleum Engineering degree from the University of Wyoming in 1964.
     Carol A. Osborne has served as the Secretary of the Company since January 1996 and previously served as the Assistant Secretary of the Company from December 1989 until January 1996. In addition, Ms. Osborne has served as the Company’s Office Manager since 1981.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. We believe that during the fiscal year ended December 31, 2005, our officers, directors and holders of more than 10% of our outstanding Common Stock complied with all Section 16(a) filing requirements. In making these statements, we have relied upon the written representations of our directors and officers.
Board of Directors and Committees
     The Board of Directors met six times during the fiscal year ended December 31, 2005 and each director attended at least 75% of the Board and committee meetings he or she was eligible to attend. The standing committees of the Board include the Compensation Committee and the Audit Committee, each consisting entirely of non-employee directors. The Board has not appointed a nominating committee. We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of stockholders. All incumbent directors attended the 2005 Annual Meeting of Stockholders held on June 14, 2005.
     The Compensation Committee met two times during fiscal year ended December 31, 2005 and all members of the Compensation Committee participated in all the meetings. The Compensation Committee has the authority to establish policies concerning compensation and benefits for our employees. The Compensation Committee reviews and makes recommendations concerning our compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Dole, Cohee and Balaban.

     The Audit Committee met seven times during the fiscal year ended December 31, 2005. The Audit Committee reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee currently consists of Messrs. Dole (Chairman), Cohee and Balaban, each of whom is independent as defined by the applicable listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Dole is an “audit committee financial expert” as defined by the Securities Exchange Act.
     A copy of our Audit Committee charter was attached as Exhibit A to our definitive Proxy Statement regarding the Annual Meeting of our stockholders held on June 14, 2005 and can be found on the SEC’s website at www.sec.gov. The Audit Committee will review and assess the adequacy of the Audit Committee charter annually.
     The Company does not currently have a nominating committee because it believes that currently, the nominating functions should be relegated to the full Board. The Company does not currently have a nominating committee charter. Nominees for director will be selected or recommended by our directors who are independent, as defined by the applicable listing standards of the Nasdaq Stock Market. Our independent directors are Messrs. Dole, Cohee and Balaban. In selecting nominees for the Board of Directors, we seek a board with a variety of experiences and expertise, and we will consider business experience in the industry in which we operate, financial expertise, independence from transactions with us, experience with publicly traded companies, experience with relevant regulatory matters in which we are involved, and reputation for integrity and professionalism. The independent directors will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders.
     Our bylaws contain a specific provision regarding nominations made by stockholders for the election of directors. To be considered for nomination by the Board of Directors at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not fewer than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If fewer than 60 days’ notice of the meeting is given to stockholders, stockholders’ nominations for director must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must contain certain information about the proposed nominee, including name, age, business address and, if known, residence address of each nominee proposed in that notice, the principal occupation or employment for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder. The Board of Directors or a nominating committee of the Board of Directors, if one is formed in the future, will consider nominations for directors submitted by stockholders in accordance with the above procedure. The chairman of any meeting of our stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination will be disregarded.

Shareholder Communications to the Board
     Stockholders wishing to send communications to the Board may contact Stephen H. Hollis, our President, Chief Executive Officer and Chairman of the Board, at our principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.
Audit Committee Report
     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the unaudited financial statements included in the Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year ended December 31, 2005.
     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.
     The Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Committee also selected the Company’s independent auditors.

The Audit Committee
Richard Dole
Roy G. Cohee
Sigmund Balaban
Employee Code of Business Conduct and Code of Ethics and Reporting of Accounting Concerns

     We have adopted an Employee Code of Business Conduct and Ethics (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.
     The Code of Conduct includes a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. The Code of Conduct can be found on our website at www.dble.us.
     Further, we have established “whistle-blower procedures” which provides a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.
Compensation Committee Interlocks and Insider Participation
     Messrs. Dole, Cohee and Balaban serve on the Company’s Compensation Committee. None of these individuals served as a member of the compensation committee of another entity, which has an executive officer serving on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity, which had an executive officer serving on the Compensation Committee of the Company. Finally, no executive officer of the Company served as a member of the compensation committee of another entity, which had an executive officer serving as a director of the Company.
Compensation Committee Report on Executive Compensation
     None of the members of the Compensation Committee of the Board of Directors is an employee of the Company. The Compensation Committee sets and administers the policies that govern the annual and long-term compensation of executive officers of the Company. The Compensation Committee makes determinations concerning compensation of executive officers and awards of stock options under the Company’s stock option plans.

     Compensation Policies Toward Executive Officers. The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that relate compensation to the Company’s annual and long-term performance, reward above-average corporate performance compared to other companies in the oil and gas industry, recognize individual initiative and achievements, and assist the Company in retaining and attracting qualified executive officers. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options and cash bonus awards. In determining compensation, the Compensation Committee considers the matters discussed in this report as well as the recommendations of the Chief Executive Officer concerning other executive officers and employees. The Compensation Committee met during the year ended December 31, 2005 to consider stock option grants for performance during that fiscal year.
     Executive Salaries. Executive salaries are reviewed by the Compensation Committee and are set for individual executive officers based on subjective evaluations of each individual officer’s performance and contributions to the Company, the Company’s past performance, the Company’s future prospects and long-term growth potential and a comparison of the salary ranges for executives of other companies in the oil and gas industry. Through consideration of these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company’s industry.
     Stock Options. Stock options are granted to executive officers and other employees of the Company by the Compensation Committee as a means of providing long-term incentives to the Company’s employees. The Compensation Committee believes that stock options encourage increased performance by the Company’s employees and align the interests of the Company’s employees with the interests of the Company’s stockholders. Decisions concerning recommendations for the granting of stock options to a particular executive officer are made after reviewing the number of options previously granted to that officer, the number of options granted to other executive officers (with higher ranking officers generally receiving more options in the aggregate) and a subjective evaluation of that officer’s performance and contributions to the Company as described above under “—Executive Salaries” and anticipated involvement in the Company’s future prospects. While stock options are viewed by the Committee on a more forward-looking basis than cash bonus awards based on prior performance, an executive officer’s prior performance will impact the number of options that may be granted. After considering the foregoing factors, during the fiscal year ended December 31, 2005, the Committee recommended that the Company grant options to 2 officers as follows:

Name/Title	Number of Options	Exercise Price Per Share
C.K. Adams, Vice President, Engineering and Production	25,000	$18.01

Beth McBride, Vice President Exploration(1)	25,000	$18.01

(1)	Ms. McBride’s employment with the Company terminated on October 17, 2005.

     Cash Bonus Awards. The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of the Company’s employees, including the Company’s executive officers. The Compensation Committee considers the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. In determining the amounts of bonuses, the Compensation Committee considers the performance both of the Company and of each executive officer in the past year as described above under “—Executive Salaries”. The Committee’s review of the Company’s performance concentrates on exploration success, prospect generation, investment community recognition of the Company and financial stability. The Committee paid cash bonuses to each of our Chief Executive Officer, Vice President of Engineering and Production, Chief Financial Officer and Vice President of Land totaling $120,000 during the fiscal year ended December 31, 2005.
     Chief Executive Officer Compensation. Generally, the compensation of the Company’s Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. The Committee increased Mr. Hollis’ compensation during the fiscal year ended December 31, 2005 because of the Company’s improved performance during the 2005 fiscal year.

The Compensation Committee

Richard Dole
Roy G. Cohee
Sigmund Balaban
* * *
Performance Graph
     The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends (regarding shares other than our common stock, on which no dividends have been paid) for (1) our common stock, (2) the Nasdaq Composite, and (3) the Standard & Poors S&P 500 Index. The comparison shown in the graph is for the years ended December 31, 2000, 2001, 2002, 2003, 2004 and 2005. The cumulative total stockholder return on the Company’s common stock was measured by dividing the difference between the Company’s share price at both the end and at the beginning of the measurement period by the share price at the beginning of the measurement period.

Executive Compensation
Summary Compensation Table
     The following table sets forth in summary form the compensation received during each of our last three completed fiscal years by Stephen H. Hollis, Chief Executive Officer and President; David C. Milholm, Chief Financial Officer; D. Steven Degenfelder, Vice President; C.K. Adams, Vice President Engineering & Production; and Beth McBride, who was our Vice President, Exploration until October 17, 2005. The individuals named in the following table are referred to below as the “Named Executive Officers”.
Annual Compensation

					Long-Term
					Compensation
				Long-Term	Securities
Name and	Year	Salary (1)	Bonus	Compensation	Underlying	Other Annual
Principal Position	Ended	($)	($)	Restricted Stock	Options	Compensation ($)
Stephen H. Hollis, Chief Executive	2005	175,000	40,000	—	—	17,500
Officer and	2004	135,000	35,000	—	35,000	13,500
President	2003	108,000	68,592	—	12,000	10,800

C.K. Adams, Vice President,	2005	146,667	40,000	—	25,000	—
Engineering &	2004	—	—	—	—	—
Production	2003	—	—	—	—	—

David C. Milholm,	2005	125,000	20,000	—	—	12,500
Chief Financial	2004	97,500	19,500	—	40,000	5,000
Officer	2003	60,000	10,000	—	6,743	—

D. Steven	2005	125,000	20,000	—	—	12,500
Degenfelder, Vice	2004	97,500	19,500	—	30,000	9,750
President, Land	2003	91,250	26,849	—	10,000	9,125

Beth McBride Vice	2005	113,474	—	—	25,000	—
President,	2004	—	—	—	—	—
Exploration (2)	2003	—	—	—	—	—

(1)	The dollar value of base salary (cash and non-cash) received.

(2)	Ms. McBride’s employment with the Company terminated on October 17, 2005.

Option Grants Table
     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 2005 to the Company’s Named Executive Officers. See “Stock Option Plans.”
Option Grants for Year Ended December 31, 2005

		% of Total
	Number	Options Granted
	Options	to Employees During	Exercise or Base	Expiration
Name	Granted	the Year	Price ($/Shares)	Date
Beth McBride Vice President, Exploration (2)	25,000	11.8%	$18.01	(1)

C. K. Adams, Vice President, Engineering and Production	25,000	11.8%	$18.01	(1)

(1)	20% of the options issued vested immediately and the remaining options vest 20% each year for four years beginning May 05, 2006.

(2)	Ms. McBride’s employment terminated on October 17, 2005. Therefore, only the 20% of options issued that vested immediately are exercisable to Ms. McBride. Each option will expire within 90 days of her termination.
Aggregated Option Exercises and Year-End Option Value Table
     The following table sets forth information concerning each exercise of stock options during 2005 and unexercised options held by the Named Executive Officers at the year ended December 31, 2005.

				Value of
			Number of	Unexercised
			Unexercised Options	In-The-Money
	Number of Shares		at Fiscal	Options at
	Acquired	Value	Year-End	Fiscal Year-End
Name	On Exercise (1)	Realized (2)	Exercisable	Exercisable (3)
Stephen H. Hollis,	25,000	$350,250	47,000	$215,800
Chief Executive Officer and President

D. Steven Degenfelder,	20,000	$279,400	40,000	$180,900
Vice President, Land

Carol Osborne,	10,000	$135,000	26,000	$111,100
Corporate Secretary

(1)	The number of shares received upon exercise of options during the year ended December 31, 2005.

(2)	With respect to options exercised during the Company’s year ended December 31, 2005, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3)	For all unexercised options held as of December 31, 2005, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options, based on the closing price of the Company’s Common Stock on December 31, 2005. The closing bid price for the Company’s Common Stock on December 31, 2005 was $20.40 per share.

Stock Option Plans
The 1996 Stock Option Plan.
     In May 1996, our Board of Directors approved our 1996 Stock Option Plan (the “1996 Plan”), which subsequently was approved by our stockholders. Pursuant to the 1996 Plan, we may grant options to purchase an aggregate of 200,000 shares of our common stock to key employees, directors and other persons who have or are contributing to our success. The options granted pursuant to the 1996 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 1996 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 1996 Plan. At December 31, 2005, no options to purchase shares of Common Stock were outstanding under the 1996 Plan and no additional options could be granted under the 1996 Plan. The Plan expired in April 2006.
The 2000 Stock Option Plan
     In December 1999, our Board of Directors approved the Company’s 2000 Stock Option Plan (the “2000 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2000 Plan, we may grant options to purchase an aggregate of 200,000 shares of our common stock to key employees, directors and other persons who have or are contributing to our success. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan is administered by an option committee that determines the terms of the options, subject to the requirements of the 2000 Plan. At December 31, 2005, options to purchase 11,214 shares of Common Stock were outstanding under the 2000 Plan and no additional options to purchase could be granted under the 2000 Plan.
The 2002 Stock Option Plan
     In December 2001, our Board of Directors approved our 2002 Stock Option Plan (the “2002 Plan”), which subsequently was approved by our stockholders. Pursuant to the 2002 Plan, we may grant options to purchase an aggregate of 300,000 shares of our common stock to key employees, directors and other persons who have or are contributing to our success. The options granted pursuant to the 2002 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2002 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2002 Plan. At December 31, 2005, options to purchase 195,272 shares of Common Stock were outstanding under the 2002 Plan and options to purchase an additional 146,471 shares could be granted under the 2002 Plan.
2003 Stock Option and Compensation Plan
     In November 2002, our Board of Directors approved our 2003 Stock Option And Compensation Plan (the “2003 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2003 Plan, we may grant options to purchase an aggregate of 300,000 shares of our Common Stock to key employees, directors and other persons who have or are contributing to our success. The options granted pursuant to the 2003 Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The 2003 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2003 Plan, except that the option committee shall not administer the 2003 Plan with respect to automatic grants of shares and options to directors of the Company who are not also employees of the Company (“Outside Directors”). The option committee may be the entire Board or a committee of the Board. Outside Directors automatically receive options to purchase 10,000 shares pursuant to the 2003 Plan at the time of their election as an Outside Director and thereafter on the first business day after each annual meeting of stockholders if still an Outside Director at that time. These Outside Directors’ options are exercisable at the time of grant. The exercise price for options granted to Outside Directors is equal to the fair market value of our common stock on the date of grant. All options granted to Outside Directors expire three years after the date of grant. The 2003 Plan also provides that Outside Directors will receive 2,000 shares of common stock at the time of their election as an Outside Director and on the first business day after each annual meeting of stockholders during the term of the 2003 Plan while they remain Outside Directors. At December 31, 2005, options to purchase 132,757 shares of Common Stock were outstanding under the 2002 Plan and 52,000 shares of common stock had been issued under the 2003 Plan, and options to purchase an additional 81,900 shares could be granted under the Plan.
Equity Compensation Plan Information
     The following table provides information as of December 31, 2005 with respect to shares of common stock that may be issued under our existing equity compensation plans. We have four equity compensation plans—the 1996 Plan, the 2000 Plan, the 2002 Plan and the 2003 Plan.

			(c)
	(a)	(b)	Number of securities
	Number of	Weighted-	remaining available for
	securities to be	average exercise	future issuance under
	issued upon exercise	price of	equity compensation plans
	of outstanding	outstanding	(excluding securities
Plan category	options	options	reflected in column (a)

Equity Compensation plans approved by security holders	349,243	$15.78	228,371 (1)

Equity Compensation plans not approved by security holders	5,000 (2)	6.26	—

Total	354,243	15.38	228,371

(1)	Represents no shares available for issuance under the 1996 Stock Option Plan, no shares available for issuance under the 2000 Stock Option Plan, 101,471 shares available for issuance under the 2002 Stock Option Plan and 126,900 shares available for issuance under the 2003 Stock Option and Compensation Plan.

(2)	These options were granted to directors outside of our plans and were not approved by shareholders. These options vest over a three year period from the grant date and expire three to five years from the grant date.

Compensation of Outside Directors
     Outside Directors are paid $500 for each meeting of the Board of Directors that they attend. In addition, each Outside Director will receive 2,000 shares of common stock and options to purchase 5,000 shares each year pursuant to the 2003 Plan. Directors also are reimbursed for expenses incurred in attending meetings and for other expenses incurred on our behalf. In June 2005, we issued 2,000 shares of common stock to each outside Director serving at that time. In addition, 300 shares were given to both Sigmund Balaban and Richard Dole for six months of service beginning in January 2005. Each Outside Director at that time was granted options to purchase 5,000 shares of Common Stock for $18.52 per share. These options expire June 14, 2008. In addition, 1,000 option grants were given to both Sigmund Balaban and Richard Dole for six months of service beginning in January 2005.
Security Ownership Of Certain Beneficial Owners And Management
     The following table summarizes certain information as of March 7, 2006 with respect to the beneficial ownership of our common stock (i) by our directors, (ii) by our Named Executive Officers, (iii) by stockholders known by us to own 5% or more of our common stock, and (iv) by all executive officers and directors as a group.

	As of March 7, 2006
			Percentage of
			Class
Name And Address of	Number of		Beneficially
Beneficial Owner	Shares		Owned
Stephen H. Hollis	720,200	(1)	8.3%
777 Overland Trail
Casper, Wyoming 82601

Roy G. Cohee	43,825	(2)	*
777 Overland Trail
Casper, Wyoming 82601

Richard Dole	8,300	(3)	*
777 Overland Trail
Casper, Wyoming 82601

Sigmund Balaban	8,300	(3)	*
777 Overland Trail
Casper, Wyoming 82601

D. Steven Degenfelder	103,070	(4)	1.2%
777 Overland Trail
Casper, Wyoming 82601

Carol Osborne	30,270	(5)	*
777 Overland Trail
Casper, Wyoming 82601

David C. Milholm	19,409	(6)	*
1675 Broadway Suite 2200
Denver, CO 80202

C.K. Adams	5,000		*
777 Overland Trail
Casper, Wyoming 82601

Directors and Officers as a group	938,374		10.8%
(Seven Persons)

*	Less than one percent.

(1)	Includes options held by Mr. Hollis to purchase 7,000 shares for $14.00 that expire on March 23, 2010 and that became exercisable on March 23, 2005. In addition to 363,200 shares owned directly by Mr. Hollis, the table above includes 350,000 shares of common stock owned by Hollis Oil & Gas Co. Mr. Hollis is an officer, director and 51 percent owner of Hollis Oil & Gas Co.

(2)	Includes options to purchase 5,000 shares for $13.56 per share that expire on June 9, 2007 and options to purchase 5,000 shares for $18.52 per share that expire on June 14, 2008.

(3)	Includes options held by Messrs. Dole and Balaban to purchase 1,000 shares each for $20.21 per share that will expire on March 24, 2008 and options to purchase 5,000 shares for $18.52 that will expire of June 14, 2008.

(4)	Includes options held by Mr. Degenfelder to purchase 6,000 shares for $14.00 per share that will expire March 23, 2010.

(5)	Includes options to purchase 4,000 shares for $14 per share that expire on March 23, 2010.

(6)	Includes options held by Mr. Milholm to purchase 6,743 shares at $14.83 that will expire November 11, 2006, 6,666 options at $6.31 per share that will expire on May 1, 2009 and 6,000 options at $14.00 that will expire on March 23, 2010.
Certain Relationships and Related Transactions
     A company owned by Ken M. Daraie, a member of the Board of Directors until June 8, 2004, acts as operator on a property owned by us. That company also performs services on other producing properties in which Double Eagle owns an interest and on drilling projects in which Double Eagle participates. Amounts paid by Double Eagle to this company were $50,205 and $68,241, for the year ended December 31, 2004 and 2003, respectively.
2. PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP
AS CERTIFIED INDEPENDENT ACCOUNTANTS
     On October 13, 2003, we replaced Lovelett, Skogen & Associates, P.C. as our independent accountants and engaged HEIN + ASSOCIATES LLP (“HEIN”) as our principal accountant to audit our financial statements. The decision to change was approved by the Board of Directors. Lovelett, Skogen & Associates, P.C.’s report on the financial statements for either of the last two years they were our independent accountant did not contain an adverse opinion and was not modified as to uncertainty, audit scope or accounting principles. A current report on Form 8-K was filed with the SEC on October 15, 2003 regarding the change of auditors.
     An affirmative vote of the majority of shares represented at the Annual Meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders, however, our Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board of Directors may reconsider its selection of HEIN. It is expected that one or more representatives of HEIN will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
Audit Fees
     The aggregate fees billed for professional services rendered by HEIN for its audit of our annual financial statements and its review of our financial statements included in Forms 10-Q in fiscal years 2005, 2004 and 2003 were $170,000, $68,025 and $41,640, respectively.
Audit Related Fees
     The aggregate fees billed for audit related services by HEIN in years 2005, 2004 and 2003 were $2,100, $4,360 and $ 0, respectively. These fees were accrued in connection with the implementation of new accounting pronouncements.
Tax Fees
     The aggregate fees billed by our independent auditors in each of years 2005, 2004 and 2003 for professional services for tax compliance, tax advice or tax planning were $14,180, $7,000 and $0, respectively.
All Other Fees
     There were no fees billed in by our independent auditors each of years 2005, 2004 and 2003 for professional services other than the services described above.
Audit Committee Pre-Approval
     Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) that the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of HEIN’s fees for audit services in year 2005, 2004 and 2003. Audit-related fees for services performed by HEIN in years 2005, 2004 and 2003 were not recognized by us at the time of the engagement to be non-audit services. Except as indicated above, there were no fees other than audit fees for years 2005, 2004 and 2003, and HEIN performed all the services described above with their full time permanent employees.

Required Vote; Board Recommendation
     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders, however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of HEIN.
     The Board of Directors unanimously recommends that the stockholders vote for approval of HEIN & ASSOCIATES LLP as the Company’s certified independent accountants.
VOTING PROCEDURES
     Votes at the Annual Meeting are counted by an inspector of election appointed by the chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of the items submitted to stockholders for their consideration unless a different number of votes is required by statute or our articles of incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his or her proxy card and withholds authority to vote on any matter, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.
STOCKHOLDER PROPOSALS
     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2006 fiscal year, proposals by individual stockholders must be received by us no later than January 10, 2007.
     In addition, under Rule 14a-4(c)(1) of the Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2006 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than March 24, 2007.

OTHER BUSINESS
     Our management does not know of any matters to be presented at the meeting other than those set forth in this proxy statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.
Dated: April 28, 2006

/s/ Carol A. Osborne
Carol A. Osborne
Corporate Secretary

* * * * *

PROXY	PROXY
DOUBLE EAGLE PETROLEUM CO.
For the Annual Meeting of Stockholders
Proxy Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints Stephen H. Hollis and David Milholm, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Double Eagle Petroleum Co. (the “Company”) to be held at 1:30 P.M. (local time) on June 6, 2006, at 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264, or any adjournments thereof, on the following matters:
    [X] Please mark votes as in this example.
1.	ELECTION OF DIRECTORS
Nominees: Roy G. Cohee, Stephen H. Hollis, Sigmund Balaban and Richard Dole
FOR ALL NOMINEES [  ]
WITHHELD FROM ALL NOMINEES [  ]
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [  ]
2.	Proposal to ratify the selection of Hein & Associates LLP as the Company’s certified independent accountants.
    [  ] FOR                              [  ] AGAINST                                         [  ] ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.
    [  ] YES                              [  ] NO                                [  ] ABSTAIN
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2 and 3. This proxy is solicited on behalf of the Board of Directors of Double Eagle Petroleum Co.

Dated:

Signature:

Signature:

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)